Camber Energy, Inc. 8-K

 Exhibit 99.1

Camber Energy Discloses Receipt of Notice From NYSE American

HOUSTON, TX / ACCESSWIRE / February 28, 2020 -- Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”), an independent oil and gas company, announced that on February 24, 2020, it was notified by the NYSE American (the “Exchange”) that the Company was not in compliance with certain of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”). Specifically, Camber is not in compliance with Section 1003(a)(ii) of the Company Guide in that it reported stockholders’ equity of $3.1 million as of December 31, 2019 and net losses in three of four of its most recent fiscal years then ended, meaning specifically that Camber is not in compliance with Section 1003(a)(ii) of the Company Guide which requires listed companies have stockholders’ equity of $4,000,000 or more and not have sustained losses from continuing operations and/or net losses in three of four of such issuer’s most recent fiscal years.

In order to maintain its listing on the Exchange, the Exchange has requested that the Company submit a plan of compliance (the “Plan”) by March 25, 2020, addressing how it intends to regain compliance with Section 1003(a)(ii) of the Company Guide by August 24, 2021. The Company’s management is beginning its analysis regarding submission of a Plan to the Exchange by the required due date.

Receipt of the letter does not have any immediate effect on the listing of the Company’s shares on the Exchange, except that until the Company regains compliance with the Exchange’s listing standards, a “BC” indicator will be affixed to the Company’s trading symbol. The Company’s business operations and SEC reporting requirements are unaffected by the notification, provided that if the Plan is not submitted, is not acceptable, or the Company does not make sufficient progress under the Plan or reestablish compliance by August 24, 2021, then the Company will be subject to the Exchange’s delisting procedures.

The Company is committed to undertaking a transaction or transactions in the future to achieve compliance with the Exchange’s requirements. There can be no assurance that the Company will be able to achieve compliance with the Exchange’s continued listing standards within the required time frame. The Company may then appeal a staff determination to initiate such proceedings in accordance with the Exchange’s Company Guide.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American:CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in Texas. For more information, please visit the company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This press release may include “forward-looking statements” which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to government approvals or third party consents; the need for additional funding, the availability of such funding and risks associated with not timely receiving such funding; risks relating to the terms of such additional funding, if received; risks relating to our pending merger as previously disclosed, including the ability of the Company to complete such merger, the timing of closing such merger and closing conditions associated therewith; the risks of substantial and significant ongoing dilution of common stockholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon (at such time as we have authorized but unissued shares of common stock available for issuance); risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to our ability to maintain our NYSE American listing due to falling stock prices and other matters (including, but not limited to, the non-compliance discussed above); risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations, the risks of not closing such transaction(s) and the ultimate terms of such acquisition(s), if closed; risks related to the lack of available shares of common stock; and other risks described in Camber’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.

Media Contact:

Interdependence PR

camber@interdependence.com

SOURCE: Camber Energy